                             UTILICORP UNITED INC.
                      Ratio of Earnings to Fixed Charges
                             (dollars in thousands)
                            Interest Coverage Ratios




                                                 12 months ended                          Years ended Dec 31,
                                                  June 30, 1998      1997          1996          1995          1994         1993
                                                 ---------------   ---------------------------------------------------------------
Income from continuing operations
  before provision for income taxes................  $190,843      $223,800      $186,460      $131,812      $146,532     $116,366

Add:
  Interest on long-term debt.......................   128,004       124,357       126,933       110,227        89,526       89,027

  Interest on short-term debt and other............    10,186        10,879        18,151        16,847         7,257        7,207

  Portion of rents representative of the
    interest factor................................    15,782        17,548        16,537        15,346        15,329       15,008
                                                     --------      ---------------------------------------------------------------

Income as adjusted.................................  $344,815      $376,584      $348,081      $274,232      $258,644     $227,608
                                                     --------      ---------------------------------------------------------------


Fixed Charges

  Interest on long-term debt.......................  $128,004      $124,357      $126,933      $110,227      $ 89,526     $ 89,027

  Interest on short-term debt......................    10,186        10,879        18,151        16,847         7,257        7,207

  Portion of rents representative of the
    interest factor................................    15,782        17,548        16,537        15,346        15,329       15,008
                                                     --------      ---------------------------------------------------------------

Fixed Charges......................................  $153,972      $152,784      $161,621      $142,420      $112,112     $111,242
                                                     --------      ---------------------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES.................      2.24          2.46          2.15          1.93          2.31         2.06
                                                     --------      ---------------------------------------------------------------